Exhibit 1(u)

                            IVY FUND

                    Ivy Emerging Growth Fund
                      Ivy New Century Fund
                 Ivy Latin America Strategy Fund

  Redesignations of Series of Shares of Beneficial Interest and
   Redesignations of Classes of Shares of Beneficial Interest,
                     No Par Value Per Share

     I, Michael G. Landry, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by a written consent dated as of January 15, 1998, the Trustees of the Trust (the "Trustees"), pursuant to
Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

     WHEREAS, acting pursuant to Article III of the Trust's Declaration of Trust, the Trustees established each of Ivy Emerging Growth Fund, Ivy New Century Fund, and Ivy Latin America Strategy Fund (each a "Fund" and, collectively, the "Funds") as an additional series of the Trust pursuant to various Establishments and Designations of Additional Series (the "Designations"), each of which currently has an unlimited number of authorized and unissued shares of beneficial interest designated as Class A, Class B, Class C, and Advisor Class shares (each a "Class" and, collectively, the "Classes"); and

     WHEREAS, the Trustees, acting pursuant to the Declaration of Trust and the Designations, now desire to redesignate each Fund and to change the name of its Classes;

     NOW, THEREFORE, IT IS HEREBY:

     RESOLVED, that "Ivy Emerging Growth Fund" be, and it hereby is, redesignated as "Ivy US Emerging Growth Fund";

     FURTHER RESOLVED, that the name of each of the Fund's Class A, Class B, Class C and Advisor Class shares be, and it hereby is, redesignated as "Ivy US Emerging Growth Fund - Class A", "Ivy US Emerging Growth Fund - Class B", "Ivy US Emerging Growth Fund - Class C", and "Ivy US Emerging Growth Fund - Advisor Class", respectively;

     FURTHER RESOLVED, that "Ivy New Century Fund" be, and it hereby is, redesignated as "Ivy Developing Nations Fund";

     FURTHER RESOLVED, that the name of each of the Fund's Class A, Class B, Class C and Advisor Class shares be, and it hereby is, redesignated as "Ivy Developing Nations Fund - Class A", "Ivy Developing Nations Fund - Class B", "Ivy Developing Nations Fund - Class C", and "Ivy Developing Nations Fund - Advisor Class", respectively;

     FURTHER RESOLVED, that "Ivy Latin America Strategy Fund" be, and it hereby is, redesignated as "Ivy South America Fund";

     FURTHER RESOLVED, that the name of each of the Fund's Class A, Class B, Class C and Advisor Class shares be, and it hereby is, redesignated as "Ivy South America Fund - Class A", "Ivy South America Fund - Class B", "Ivy South America Fund - Class C", and "Ivy South America Fund - Advisor Class", respectively; and

     FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of its filing with the Secretary of State of The Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, I have signed this Amendment this 20th day of January, 1998.



                         MICHAEL G. LANDRY
                         Michael G. Landry, as Trustee


The above signature is the true and correct signature of Michael
G. Landry, Trustee of the Trust.



                         C. WILLIAM FERRIS
                         C. William Ferris, Secretary/Treasurer
                         Mackenzie Investment Management Inc.